Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (No.333-193462 No.333-226377, No.333-229508, No.333-256273, No.333-275467 and No.333-292718) and Form F-3 (No.333-287337) of our report dated April 20, 2026 with respect to the audited consolidated financial statements of SOLAI Limited (formerly, BIT Mining Limited) (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2025.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 20, 2026